
                                                                   EXHIBIT 99.9
                         NOTICE OF GUARANTEED DELIVERY

                                      for

                       Tender of Shares of Common Stock
          (Including the Associated Series A Participating Cumulative

                       Preferred Stock Purchase Rights)

                                      of

                        Newport News Shipbuilding Inc.

                                      to

                            Purchaser Corp. I


                       a wholly owned subsidiary of

                         Northrop Grumman Corporation

                   (Not to Be Used for Signature Guarantees)

   This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing shares of common stock, par value $0.01 per share (the "Common
Stock"), including the associated Series A participating cumulative preferred stock purchase rights (the "Rights" and, together with the Common Stock, the "Newport News Shares"), of Newport News Shipbuilding Inc., a Delaware corporation, ("Newport News") are not immediately available, if the procedure for book-entry transfer cannot be completed prior to the Expiration Date (as defined in "The Offer" in the Prospectus), or if time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date.
Such form may be delivered by hand, transmitted by facsimile transmission or mailed to the Exchange Agent. See "The Offer--Procedure for Tendering" of the Prospectus.

                 The Exchange Agent for the Exchange Offer is:

                         Mellon Investor Services LLC

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
           By Mail:                By Overnight Delivery:           By Hand Delivery:

 Mellon Investor Services LLC   Mellon Investor Services LLC   Mellon Investor Services LLC
  Reorganization Department      Reorganization Department      Reorganization Department
        P.O. Box 3301                85 Challenger Road                120 Broadway
  South Hackensack, NJ 07606          Mail Stop--Reorg                  13th Floor
                                 Ridgefield Park, NJ 07660          New York, NY 10271

                                 By Facsimile Transmission:
                                 (for Eligible Institutions
                                           only)
                                    Fax: (201) 296-4860

                                   Confirm by Telephone:
                                       (201) 296-4293

   Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via facsimile number other than as set forth above will not constitute a valid delivery.

   This form is not to be used to guarantee signatures. If a signature on a Letter of Election and Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Election and Transmittal.
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Ladies and Gentlemen:

   The undersigned hereby tenders to Purchaser Corp. I, a Delaware corporation, upon the terms and subject to the conditions set forth in the Prospectus dated November 13, 2001 and the related Letter of Election and Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares set forth below of common stock, par value $0.01 per share (the "Common Stock"), including the associated Series A participating cumulative preferred stock purchase rights issued pursuant to the Newport News stockholder protection rights agreement (the "Rights" and, together with the Common Stock, the "Newport News Shares"), of Newport News Shipbuilding Inc., a Delaware corporation, pursuant to the guaranteed delivery procedures set forth in "The Offer--Procedure for Tendering" of the Prospectus.


 Number of Newport News Shares:

                                         Name(s) of Record Holder(s):
 __________________________________      __________________________________



                                         __________________________________
 [_Check]here if you are electing
   to receive cash for your
   Newport News Shares.

                                                    Please Print

                                         Address(es): _____________________
 __________________________________      __________________________________


 [_Check]here if you are electing        __________________________________
   to receive Northrop Grumman
   Shares for your Number of
   Newport News Shares.

                                                                   Zip Code

 __________________________________      Area Code and Tel. No.:

                                         __________________________________
 [_Check]here if you are not
   making any election with
   respect to your Newport News
   Shares.

                                         __________________________________

                                         Signature(s): ____________________
 __________________________________      __________________________________


 Account Number:                         __________________________________
 __________________________________


 Certificate Nos. (if available):
 __________________________________

 Check box if Newport News Shares
 will be tendered by book-entry
 transfer: [_]

 Dated: ____________________ , 2001


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                                   GUARANTEE
                   (Not to Be Used for Signature Guarantees)

    The undersigned, a participant in the Security Transfer Agents Medallion Program (or Newport News in the case of shares of restricted stock or other stock tendered pursuant to Section 2.9(a)(iii) of the Merger Agreement), guarantees to deliver to the Exchange Agent either certificates representing the Newport News Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Newport News Shares into the Exchange Agent's account at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Election and Transmittal, with any required signature guarantees, or an Agent's Message (as defined in the Prospectus), and any other documents required by the Letter of Election and Transmittal, within three NYSE trading days (as defined in the Prospectus) after the date hereof.


    The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Election and Transmittal and certificates for Newport News Shares to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

                                         ----------------------------------
    Name of Firm: _________________              Authorized Signature

                                         ----------------------------------
    Address: ______________________                 Please Print
    ------------------------------       ----------------------------------
                            Zip Code


                                        Dated: ____________________ , 2001


    Area Code and Tel. No.: _______
   NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES
         SHOULD BE SENT ONLY WITH YOUR LETTER OF ELECTION AND TRANSMITTAL.



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